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                                                                   EXHIBIT 10.27

                                FIRST AMENDMENT
                                       TO
                                LETTER AGREEMENT



          This First Amendment dated as of April 30, 1997 ("First Amendment"), to that certain Letter Agreement, dated as of February 6, 1997 (the "Agreement"), between National Mercantile Bancorp, a California corporation ("Company"), and Conrad Company, a Minnesota corporation ("Purchaser"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                    RECITALS


          1. The Company and Purchaser have entered into the Agreement providing for the Company to sell to the Purchaser and Purchaser to purchase from the Company up to a maximum aggregate of $4.95 million of noncumulative convertible preferred stock, $10.00 stated value ("Preferred Stock"), for the purchase price and upon the terms and conditions set forth in the Agreement.

          2. Purchaser and the Company desire to extend the date by which the transactions contemplated by the Agreement must be consummated to June 30, 1997.

          3. Purchaser and the Company desire to amend the Agreement to reflect the foregoing facts, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth and for other fair and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. Section 10.1(b) of the Agreement shall be deleted in its entirety and replaced with the following:

               (b) by either the Company or Purchaser if (i) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; (ii) the shareholders of the Company have not approved the Restatement; (iii) the transactions contemplated hereunder have not been consummated on or before June 30, 1997, unless the failure of consummation shall be due to failure of the party seeking to terminate, to perform or observe in all material respects the covenants and agreements hereunder to be
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     performed or observed by such party; or (iv) there shall have been an inaccuracy in any of the representations or warranties on the part of the other party or material breach of any covenant or agreement set forth in this Agreement on the part of the other party, which breach shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party;

          2. Each of the Company and Purchaser hereby represent and warrant to the other that: (i) it has all requisite power, authority and legal capacity to execute and deliver this First Amendment; (ii) the execution and delivery of this First Amendment has been duly and validly authorized by each of the Company's and the Purchaser's Board of Directors, and no other corporate proceedings on its part will be necessary to authorize this First Amendment; and
(iii) assuming the due authorization, execution and delivery by the other party hereto, this First Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by ERISA or the Code or by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principals of equity.

          3. Exhibit 1 to the Agreement, the "Amended and Restated Articles of Incorporation of National Mercantile Bancorp," shall be deleted in its entirety and replaced with Exhibit 1 attached hereto.

          4. Except as expressly amended hereby, the Agreement shall remain in full force and effect from and after the execution of this First Amendment.

          5. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

          6. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


(Signature page follows)
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          IN WITNESS WHEREOF, and intending to be legally bound hereby, each of
Purchaser and the Company has signed or caused to be signed its name as of the day and year first above written.

                                    NATIONAL MERCANTILE BANCORP


                                    By:  ___________________________________
                                         Name:
                                         Title:


                                    CONRAD COMPANY


                                    By:  ____________________________
                                         Name:
                                         Title: